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                                     NEWS RELEASE
                              -------------------------


DATE:          December 22, 1997
CONTACT:       James D. Rose, Executive Vice President
TELEPHONE:     (505) 324-9542


                          FIRST NATIONAL BANK OF FARMINGTON


FARMINGTON, NEW MEXICO -- Richard I. Ledbetter, president and chief executive officer of First National Bank of Farmington, announced today that First National has filed an application with the Office of the Comptroller of the Currency to establish a branch bank in Kirtland, New Mexico.


     According to Ledbetter, the site for the proposed branch is the Central Plaza shopping center located at 4206 U.S. Highway 64. The branch will be full-service, including two drive-up lanes. A drive-up ATM is also planned.


     James D. Rose, chief operating officer, stated that the branch will employ approximately six people and should open sometime during the second quarter of 1998.


     Rose stated that "The Kirtland area continues to have good growth in both population and business activity and is an area we've had our sights on for the past couple of years."